SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [ ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement
   [  ] Confidential, for use of the Commission Only (as permitted by Rule
        14a-6(3)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                            BADGER PAPER MILLS, INC.
                (Name of Registrant as Specified in its Charter)

                       ___________________________________
     (Name of person(s) Filing Proxy Statement if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                            BADGER PAPER MILLS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 12, 1998

   To the Shareholders of Badger Paper Mills, Inc.:

   NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Ave., Marinette, Wisconsin, for the following purposes:

   1. To elect two directors to hold office until the 2001 annual meeting of shareholders and until their successors are duly elected and qualified.

   2. To consider and act on a shareholder proposal from a group of shareholders controlled by James D. Azzar (the "Azzar Group") to establish a committee of directors for the purpose of engaging an investment banking firm and to facilitate and promote a sale or merger of the company, if such proposal is presented at the meeting.

   3. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

   The close of business on March 24, 1998, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

   A proxy for the meeting and a proxy statement are enclosed herewith.


                            By Order of the Board of Directors
                            BADGER PAPER MILLS, INC.


                            Mark D. Burish
                            Assistant Secretary


   Peshtigo, Wisconsin
   April 8, 1998

   YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY HOW YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin  54157-0149



                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 12, 1998


             This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company" or "Badger") beginning on or about April 9, 1998, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Tuesday, May 12, 1998, at 10:00 a.m., local time, at the Best Western Riverfront Inn, 1821 Riverside Ave., Marinette, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing at or before the Annual Meeting.

             A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) "FOR" the two persons nominated for election as directors referred to herein, (ii) "AGAINST" the shareholder proposal to establish a committee of directors for the purpose of engaging an investment banking firm and to facilitate and promote a sale or merger of the Company, and (iii) on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the shareholder proposal, the Board has no knowledge of any other matters to be presented for action by the shareholders at the Annual Meeting.

             Only holders of record of the Company's common stock, no par value (the "Common Stock"), as of the close of business on March 24, 1998, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 1,951,855 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

             The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2001 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

             Claude L. Van Hefty, the Company's former President and Chief Executive Officer and a former director of the Company, retired from the Company and the Board on March 12, 1998. The Board has named Harvey Buek as Interim President and is currently engaged in a search for a new President and Chief Executive Officer. It is likely that such new President and Chief Executive Officer will be appointed to fill the vacancy in Class I of the Board created by Mr. Van Hefty's retirement.

             The following sets forth certain information, as of March 24, 1998, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

               Class II, Terms expiring at the 2001 Annual Meeting

   Thomas J. Kuber, 57, has served as a director of the Company since 1995 and Chairman of the Board of Directors since October 1997. Mr. Kuber has been President of K&K Warehousing located in Menominee, Michigan since 1973, and was Chief Executive Officer of Great Lakes Pulp & Fibre, Inc., also located in Menominee, Michigan, from 1993 through September 1997. John R. Peterson, 41, was appointed to the Board of Directors in October 1997 to fulfill the term of Earl R. St. John, who retired from the Board in September 1997. Mr. Peterson has been a Managing Director of Cleary Gull Reiland & McDevitt, Inc., Milwaukee, Wisconsin since 1995. From 1982 to 1994, he practiced corporate law at Godfrey & Kahn, S.C.

   THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH NOMINEES.

                         Directors Continuing in Office

               Class III, Term expiring at the 1999 Annual Meeting

   Mark D. Burish, 44, was appointed to the Board of Directors in May 1997. Mr. Burish has been President of the Madison, Wisconsin law firm of Hurley, Burish & Milliken, S.C., the Company's outside counsel, since 1984. Mr. Burish is the son of Bennie C. Burish, a former President and director of the Company, who retired from the Board in 1997.

   James L. Kemerling, 58, has served as a director of the Company since March 1997. Mr. Kemerling is a consultant based in Wausau, Wisconsin, and was Chairman, President and Chief Executive Officer of The Specialty Packaging Group, Inc., from 1994 to 1996. Mr. Kemerling was President and Chief Executive Officer of Shade/Allied Inc. from 1990 to 1994. Mr. Kemerling was President and Chief Executive Officer of Mosinee Paper Corporation from 1984 to 1988. Mr. Kemerling is also a director of WPS Resources Corporation, a public utility holding corporation based in Green Bay, Wisconsin.

               Class I, Term expiring at the 2000 Annual Meeting

   Ralph D. Searles, 56, has served as a director of the Company since 1995. Mr. Searles has been President and Chief Executive Officer of Great Northern Corporation located in Appleton, Wisconsin, since 1991.

                               BOARD OF DIRECTORS

   General

             The Board had standing Audit, Executive and Compensation Committees in 1997.

             The Audit Committee is responsible for reviewing (i) the scope of annual audit activities, (ii) professional services performed by auditors approved by the Board and (iii) the independence of such auditors. The Audit Committee also reviews the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit Committee held one meeting in 1997. John R. Peterson (Chairman) and Ralph D. Searles are the members of the Audit Committee.

             The Compensation Committee reviews executive compensation policies and also recommends from time to time to the Board compensation of the elected officers of the Company. The Compensation Committee held two meetings in 1997. Mark D. Burish (Chairman) and James L. Kemerling are the members of the Compensation Committee.

             The Executive Committee may exercise many of the powers of the Board in the management of the business and affairs of the Company in the intervals between meetings of the Board. While its powers are very broad, in practice it meets only when it would be impractical to call a meeting of the Board. Ralph D. Searles, Mark D. Burish, John R. Peterson and James L. Kemerling were members of the Executive Committee in 1997. The Executive Committee held two meetings in 1997.

             The Board has no nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

             The Board held nine meetings in 1997. During 1997 each director attended at least 75% of the aggregate of the total meetings held by the Board and the total meetings held by all committees on which each such director served.

   Director Compensation

             Directors who are employees of the Company receive no compensation as such for service as members of either the Board or committees thereof. Directors who are not employees of the Company receive a quarterly retainer payable in Common Stock with a market value of $3,000.

                             PRINCIPAL SHAREHOLDERS

             The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 24, 1998 by: (i) each director and nominee; (ii) the executive officer named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officer named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.
                                                               Percent of
                                          Shares of           Common Stock
                                         Common Stock         Beneficially
       Name of Beneficial Owner       Beneficially Owned         Owned

    Mark D. Burish, Director  . .        14,249(1)                *
    James L. Kemerling,
     Director . . . . . . . . . .         2,469                   *
    Thomas J. Kuber, Director
     and Chairman of the Board  .        22,679                  1.2%
    John R. Peterson, Director  .         1,266                   *
    Ralph D. Searles, Director  .         2,269                   *
    All directors, nominees and
     executive officers as a
     group (8 persons)  . . . . .        46,066(2)               2.4%
    Edwin A. Meyer, Jr. . . . . .       337,074(3)              17.3%
    James D. Azzar  . . . . . . .       276,864(4)              14.2%
    Walter F. Adrian  . . . . . .       112,000(5)               5.7%
    Bennie C. Burish  . . . . . .       101,048(6)               5.2%
   ____________________________
   *Denotes less than 1%.

   (1) Includes 1,000 shares owned by Mr. Burish's spouse and 400 shares owned by Mr. Burish's minor children. Mr. Burish disclaims beneficial ownership of such shares.

   (2) In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 42,406 shares and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 2,300 shares.

   (3) Amounts shown include 55,510 shares as to which Mr. Meyer has voting rights but disclaims beneficial ownership. Mr. Meyer's address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

   (4) According to a report of beneficial ownership on an amended Schedule 13D dated February 18, 1998, James D. Azzar ("Azzar"), Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Azzar's address is 208 Pioneer Club Road, East, Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P.O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

   (5) The share amount listed is from the Schedule 13G dated April 17, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Adrian's address is 201 Emery Avenue, South, Peshtigo, Wisconsin 54157.

   (6) The share amount listed is from the Schedule 13G dated April 26, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Burish's address is 352 Brown Avenue, Peshtigo, Wisconsin 54157.

                              CERTAIN TRANSACTIONS

             Mr. Searles, a director of the Company, is president and chief executive officer of Great Northern Corporation from which the Company purchased corrugated packaging products totaling approximately $121,000 in 1997 at contracted prices that were competitive with other manufacturers supplying similar materials.


                             EXECUTIVE COMPENSATION

   Summary Compensation Information

             The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by Mr. Van Hefty, the Company's former President and Chief Executive Officer who retired from the Company in March 1998, and Michael J. Bekes, the Company's Vice President and Chief Operating Officer, the only other executive officer that earned over $100,000 in combined salary and bonus for the fiscal year ended December 31, 1997. The Board of Directors is currently engaged in a search for a new President and Chief Executive Officer. The persons named in the table are sometimes referred to herein as the "named executive officers."

                           Summary Compensation Table

                                              Annual Compensation              Long-Term Compensation


                                                                             Awards          Payouts
                                                               Other       Securities       Long-Term
                                                              Annual       Underlying       Incentive
           Name and                                          Compensa-        Stock       Compensation     All Other (2)
      Principal Position     Year   Salary($)   Bonus($)    tion($)(1)     Options(#)      Payouts($)     Compensation($)

    Michael J. Bekes        1997    $133,000       --           --             --              --             $19,000
      Vice President and    1996      84,570       --         $28,392          --              --              10,496
      Chief Operating
      Officer

    Claude L. Van Hefty     1997    $175,000       --           --             --              --             $29,019
      Former President and  1996     185,096       --           --             --              --              41,164
      Chief Executive       1995     165,189    $45,000         --             --              --              37,359
      Officer
   _______________

   (1) Except as indicated, the aggregate amount of such compensation for the indicated person was less than 10% of the total salary and bonus reported for the named executive officer in the Summary Compensation
        Table in each year.  Amounts shown for Mr. Bekes in 1996 include
        $22,586 of moving expenses paid by the Company.

   (2)  Consists of (a) payments made by the Company under the Company's
        Profit Sharing Plan and Trust for Non-Union Employees in the amount of $5,381 and $9,153 to Mr. Bekes in 1996 and 1997, respectively, (b) vacation paid in lieu of time off in the amount of $5,115 and $9,847 to Mr. Bekes in 1996 and 1997, respectively, (c) life insurance premiums paid by the Company in the amount of $18,576 and $21,576 for Mr. Van Hefty in 1995 and 1996, respectively, (d) payments made by the Company under the Company's Profit Sharing Plan and Trust for
        Non-Union Employees in the amount of $9,552, $9,492 and $9,500 to Mr.
        Van Hefty in 1995, 1996 and 1997, respectively, and (e) vacation paid in lieu of time off in the amount of $9,231, $10,096 and $19,519 to Mr. Van Hefty in 1995, 1996 and 1997, respectively.

   Agreements with the Named Executive Officers

             In January 1995, the Company and Mr. Van Hefty entered into an Executive Employment Agreement. The Executive Employment Agreement was motivated by Mr. Van Hefty's and the Board's desire to provide certainty and continuity for the Company in the event of a change in control of the Company. Under the Executive Employment Agreement, Mr. Van Hefty is entitled to continuation of his salary for up to three years in the event of the termination of his employment with the Company under certain circumstances following a change in control covered by the Executive Employment Agreement. The Executive Employment Agreement does not mandate any particular salary, bonus or benefit level prior to a change in control, and does not restrict the Company's ability to terminate Mr. Van Hefty prior to a change in control. This agreement was terminated upon Mr. Van Hefty's retirement in March 1998.

   Report on Executive Compensation

             Executive officer compensation is established through recommendations of the Compensation Committee of the Board. The Compensation Committee meets as necessary to review with the President the performance of executive officers of the Company, and without him in the evaluation of his services. The Compensation Committee recommends executive compensation to the Board, which then makes its decisions as to such matters after review and deliberation. The Compensation Committee also is responsible for establishing and administering policies which govern incentives.

             The philosophy of the Compensation Committee with respect to executive officer compensation is to position base salaries in the middle of perceived comparable market compensation. The Compensation Committee makes a review of compensation for companies perceived by the Compensation Committee to be similar, based on available public information. The companies included in that review are not necessarily the same as the companies included in the S&P Paper & Forestry Products Index used in the following performance graph. The Compensation Committee then establishes base salaries for the various executive officer positions based on what the Compensation Committee perceives to be the mid-range of salaries for positions which, in the Compensation Committee's judgment, are comparable in responsibilities and function.

             Section 162(m) Limitation. It is anticipated that all 1998 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.

                            BADGER PAPER MILLS, INC.
                             COMPENSATION COMMITTEE

                               James L. Kemerling
                                 Mark D. Burish


                             PERFORMANCE INFORMATION

             The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Stock Index (the "Standard & Poor's Index") and (c) the total return on the S&P Paper & Forestry Products Index (the "PF Products Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1992 in Common Stock, the Standard & Poor's Index and the PF Products Index.

                               [performance graph]

                               December 31,  December 31,  December 31,   December 31,  December 31,  December 31,
                                   1992          1993          1994           1995          1996          1997

    Badger Paper Mills, Inc.      $100          $  73.06      $  57.51      $  93.89      $  52.56      $  49.37
    PF Products Index              100            110.21        114.84        126.44        139.86        149.97
    Standard & Poor's Index        100            110.08        111.53        153.45        188.68        251.63

                              SHAREHOLDER PROPOSAL

   Shareholder Proposal and Shareholder Statement in Support of Proposal

             Extrusions Division, Inc., 208 Pioneer Club Road, East Grand Rapids, Michigan, Bomarko, Inc., North Oak Road, Post Office Box K, Plymouth, Indiana and James D. Azzar, 208 Pioneer Club Road, East Grand Rapids, Michigan, have notified the Company that they intend to present the following proposal at the Annual Meeting. The Company is not obligated to present this proposal at the Annual Meeting, so unless the Azzar Group or another shareholder properly present the proposal at the Annual Meeting, the proposal will not be introduced as an item of business at the Annual Meeting.

                              "SHAREHOLDER PROPOSAL

                  RESOLVED, that the shareholders of Badger Paper Mills, Inc. (the "Company"), believing that the value of their investment in the Company can best be maximized through the immediate sale or merger of the Company, hereby urge the board of directors to establish a committee of directors who are not current or former officers or employees of the Company for the purpose of engaging an investment banking firm, facilitating and promoting a sale or merger of the Company or a sale of substantially all of its assets, reviewing and negotiating any sale or merger of the Company, and making a recommendation to the board of directors with respect to any such proposal.

                              SUPPORTING STATEMENT

                  This shareholder proposal is submitted by Bomarko, Inc., Extrusions Division, Inc. and James D. Azzar. We are substantial investors in the Company, owning over 14% of its shares.

                  This proposal, which is absolutely not binding, is resubmitted this year as an opportunity for the shareholders to offer a vote of "no confidence" in the Board of Directors and management of the Company. A vote "FOR" this proposal is a way that you, as a shareholder and investor, can send a message that you are not satisfied with the results achieved by the Board of Directors and management to produce value for shareholders.

                  Last year, the Board of Directors recommended that you vote against the proposal, arguing that the proposal was "moot." The Board assured you that it had already created a committee to review strategic options, engaged an investment banking firm and was in the process of reviewing strategic alternatives.

                  You might have actually believed management's assertions and promises and voted against the proposal last year. Don't be fooled again this year. For if 1997 has taught us anything, it is that the Board has not followed through on its promises. While the Board may have taken some token steps to appear to be concerned with shareholder value, positive results have not been achieved.

                  We believe that the stock price performance of the Company and its future prospects have been adversely affected by poor management and questionable strategic decisions. We question the Company's continuing ability to profitably sell its products in a highly competitive environment. We believe that these poor results are tolerated in part because a substantial portion of the Company's directors are current or former officers of the Company or are affiliated with concerns which do business with the Company.

                  Consequently, we believe that a sale or merger of the Company or a sale of substantially all of its assets offers the most likely means to realize the value of the Company.

                  Please vote "FOR" this proposal and help yourself and your fellow shareholders prevent further losses in the value of their investment in the Company. If management opposes this proposal and you want to vote in favor of it, you must mark the "FOR" box on the proxy card next to the proposal."

   Board's Statement of Position Against Proposal

   THE BOARD UNANIMOUSLY RECOMMENDS THAT COMPANY SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. The Azzar Group has, for the third time, submitted a proposal to establish a committee of directors for the purpose of engaging an investment banking firm to facilitate and promote the sale or merger of the Company or the sale of substantially all of its assets. The Board believes this shareholder proposal is the latest in a series of Azzar Group attempts to exert control over Badger's affairs.

   Three times in the last two years the Azzar Group has sought to exempt itself from important provisions of Wisconsin law that generally limit the voting power of 20% or greater shareholders. Each time, Badger shareholders defeated the Azzar Group proposal. At last year's annual shareholder meeting, the Azzar Group made the same proposal now before the shareholders, and the Company's shareholders voted it down by more than a three-to-one margin.

   The Board has examined, and continues to examine, all options available to Badger Paper Mills to enhance its business and increase shareholder value. Thomas J. Kuber, a member of the Board of Directors since 1995, was appointed Chairman of the Board of Directors on October 1, 1997. Under Mr. Kuber's direction, the Board has worked to enhance Badger's value and vitality.

   The Board has demonstrated its willingness to seriously consider all strategic options available to Badger, including sale, merger and continued operation as an independent company. For example, the Board retained Paine Webber, Inc. in 1996 to provide investment banking advice and created a committee of the Board to work with Paine Webber, Inc. to evaluate various strategic options, including a possible sale of the Company. Additionally, John Peterson, a Managing Director of the investment banking firm Cleary Gull Reiland & McDevitt, Inc., was appointed to the Board in October 1997 in part because of his experience in advising companies with respect to their available strategic alternatives. The Azzar Group has repeatedly voiced its wish that Badger sell out or merge with another company; you will recall that the Azzar Group even discussed purchasing Badger in September 1997 at a price the Board deemed inadequate. Creating the committee Mr. Azzar and his affiliates propose adds nothing to Badger's business, particularly in light of the Board's willingness to consider all strategic options. For these reasons, the Board urges you to vote "AGAINST" the Azzar Group proposal.

   Recommendation

             THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. For the reason's identified above under the caption "Board's Statement of Position Against Proposal," the Board believes the proposal is not in the best interests of the Company and its shareholders. IF THIS PROPOSAL IS PRESENTED AT THE ANNUAL MEETING, SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "AGAINST" THE PROPOSAL.

   Vote Required

             The number of votes cast "FOR" this shareholder proposal must exceed the number of votes cast "AGAINST" this shareholder proposal to approve this shareholder proposal. Consequently, abstentions and broker nonvotes will have no impact on the approval or disapproval of the proposal.

                                  MISCELLANEOUS

   Independent Auditors

             On July 10, 1997, the Company changed its certifying accountants. The Board of Directors approved the dismissal of the accounting firm Coopers and Lybrand LLP ("Coopers & Lybrand") and concurrently resolved to engage Grant Thornton LLP ("Grant Thornton") in their place. Thus, Grant Thornton served as the Company's independent auditors and audited the Company's financial statements for the fiscal year ended December 31, 1997.

             The reports made by Coopers & Lybrand on the Company's financial statements for 1995 and 1996 contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during fiscal years 1995 and 1996, and for the interim period ended July 10, 1997, the Company had no disagreement with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused them to make reference to the matter in their report. No other reportable events occurred within the Company's two most recent fiscal years.

             Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

   Shareholder Proposals

             Any shareholder entitled to submit proposals to be considered at the 1999 annual meeting shall be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock at the time the proposal is submitted, shall have held said Common Stock for at least one year, and shall continue to own said Common Stock through the date on which the annual meeting is held. Proposals which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 1999 annual meeting must be received by the Company by the close of business on December 9, 1998.

   Other Matters

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1997, all its directors and executive officers complied with the Section 16(a) filing requirements.

             The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

                                 By Order of the Board of Directors
                                 BADGER PAPER MILLS, INC.


                                 Mark D. Burish
                                 Assistant Secretary

   April 8, 1998

   PROXY CARD                                                      PROXY CARD
                            BADGER PAPER MILLS, INC.
           This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 12, 1998

        The undersigned hereby appoints Ralph D. Searles and Mark D. Burish, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Badger Paper Mills, Inc., held of record by the undersigned on March 24, 1998, at the 1998 Annual Meeting of Shareholders to be held May 12, 1998 at the Best Western Riverfront Inn, Marinette, Wisconsin, and any adjournment or postponement thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the two specified director nominees in
   Item 1, "AGAINST" the shareholder proposal in Item 2, and on such other business as may properly come before the meeting in accordance with the best judgment of the proxies named herein.

                             YOUR VOTE IS IMPORTANT!
          PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
                RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE!

                  (Continued and to be signed on reverse side.)

                            BADGER PAPER MILLS, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


    1.  Election of Directors     For  Withhold    For All
        Nominees: T. Kuber, J.    All    All       Except*
        Peterson                  [_]    [_]         [_]

    2.  Shareholder proposal to   For   Against   Abstain
        Create Board Committee    [_]     [_]        [_]

    3.  In their discretion, the Proxies are
        authorized to vote upon such other
        business as may properly come before
        the meeting.

    * To withhold authority to vote for any
    individual nominee, write that nominee's name on the line provided below:


    _________________________________________


                                  The undersigned acknowledges receipt of
                                  the Notice of Annual Meeting of
                                  Shareholders and of the Proxy Statement.

                                  Dated: ___________________________, 1998
       THIS AREA RESERVED FOR
             ADDRESSING

                                  _________________________________________
                                  Please sign exactly as your name appears.
                                  Joint owners should each sign personally.
                                  Where applicable, indicate your official position or representation capacity.

   __________________________________________________________________________
                              FOLD AND DETACH HERE


        PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING
                              THE ENCLOSED ENVELOPE